Exhibit 99.1

Ptek Reports $111.6 Million in Revenues; $0.15 Normalized Diluted EPS from Continuing Operations; Company Raises 2004 Financial Outlook

    ATLANTA--(BUSINESS WIRE)--July 28, 2004--Ptek Holdings, Inc. (NASDAQ: PTEK)(www.ptek.com), a leading provider of innovative business, data and group communications services, today announced results for the second quarter ended June 30, 2004. Revenues were $111.6 million for the quarter, a 17.6% increase from $94.9 million in the second quarter of 2003. Operating income grew 50.7% in the second quarter of 2004, totaling $17.6 million versus $11.6 million in the comparable prior year period. Excluding a previously announced $17.0 million non-recurring charge for the early retirement of the Company's convertible notes due 2008, normalized income from continuing operations was $11.0 million and normalized diluted EPS from continuing operations was $0.15 in the second quarter of 2004 (see table attached for calculation of these non-GAAP financial measures). Including the charge, GAAP income from continuing operations was break-even in the second quarter, and GAAP diluted EPS from continuing operations was $0.01.
    Revenue at Premiere Conferencing grew 25.0% in the second quarter, totaling $49.7 million versus $39.7 million in the comparable prior year period. Revenue at Xpedite grew 12.2% during the second quarter of 2004, totaling $62.0 million versus $55.2 million in the second quarter of 2003.
    "Providing innovative business communications solutions that are vital to business processes remains our priority," said Boland T. Jones, Founder, Chairman and CEO of Ptek Holdings, Inc.
    Revenues for the six months ended June 30, 2004 were $216.9 million compared to $184.1 million in the six months ended June 30, 2003. Excluding the non-recurring charge for the early retirement of the Company's convertible notes due 2008, income from continuing operations was $20.5 million and diluted EPS from continuing operations was $0.29 for the first six months of 2004. Including the charge, GAAP income from continuing operations for the six months ended June, 30 2004 totaled $8.7 million and GAAP diluted EPS from continuing operations was $0.14.

    Recent Accomplishments

    -- Hosted 456 million minutes of group meetings during the second quarter
    -- Delivered 839 million data communications during the quarter -- Increased revenue from transactional and new media data communications by 49% during the quarter from the comparable prior year period
    -- Increased revenue from Web-based conferencing services by 96% during the quarter from the second quarter of 2003
    -- Grew international conferencing revenue by more than 45% during the quarter from the comparable prior year period
    --  Lowered DSOs to 52 days in the quarter, down 2 days from March
        31, 2004
    -- Repurchased an additional 100,000 shares of Ptek common stock in the open market
    -- Secured a new $120 million revolving credit facility with Bank of America, N. A.
    -- Converted the entire $85 million principal amount of convertible notes due August of 2008
    -- Repaid the remaining $15 million principal amount of convertible notes due 2004 at maturity on July 1

    Financial Outlook

    The following statements are based on Ptek's current expectations as of July 28, 2004. These statements are forward-looking statements and actual results may differ materially. The Company assumes no duty to update any forward-looking statements made in this press release. A discussion concerning forward-looking statements is included at the end of this press release and in the Company's filings with the Securities and Exchange Commission.
    The Company estimates revenues for 2004 will be in the range of $440 million to $450 million and diluted EPS from continuing operations for the year, excluding effects from the early redemption of the Company's convertible notes due 2008, will be in the range of $0.58 to $0.60. Average diluted shares outstanding in 2004 are estimated to be approximately 73 to 74 million, and the Company assumes an effective tax rate for the year between 38% and 39%.

    Other News

    Ptek Holdings announced today that it has confirmed Michael Havener as Chief Financial Officer. Mr. Havener, a Certified Public Accountant, was appointed CFO on an interim basis in March 2004 and has served in various financial capacities at the Company since 1997.

    Conference Call

    The Company will hold a conference call at 5:00 Eastern this afternoon to discuss these results. To participate in the call, please dial-in to the appropriate number below 5-10 minutes prior to the scheduled start time. (800) 810-0924 (US & Canada) or (913) 981-4900
(International). The conference call will be simultaneously broadcast over the Internet via SoundCast(R), a Premiere Conferencing service, and can be found at http://www.ptek.com. You may also follow this link for details on the Internet replay and for the text of the earnings release, including the financial and statistical information to be presented in the call.
    A replay will be available following the call at 8:00 p.m. Eastern, through midnight Eastern August 6 and may be accessed by calling (888) 203-1112 (US & Canada) or (719) 457-0820
(International). The confirmation code is 317511. The Webcast of this call will be archived on the Company's Website at www.ptek.com.

    About Ptek Holdings, Inc.

    Ptek Holdings, Inc. is a leading provider of innovative business, data and group communications services for global enterprises. Companies use our audio and data conferencing solutions to conduct group meetings and presentations over the phone or Web. We also enable our customers to process and deliver large quantities of individualized, business critical information, such as electronic statements and invoices, financial transaction and travel confirmations, and drug prescriptions, via our global ASP platform. Ptek serves companies in nearly every business sector, including healthcare, technology, publishing, financial services, travel and hospitality. Our services are marketed under the Premiere Conferencing and Xpedite(R) brand names.
    Ptek Holdings' corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.ptek.com.

    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Ptek's forward-looking statements, including, but not limited to, the following factors: technological change; the development of alternatives to our services; our ability to manage our growth; integration of acquired companies; possible adverse results of pending or future litigation or infringement claims; service interruptions; competitive pressures, including pricing pressures; general domestic and international economic, business or political conditions; legislative or regulatory changes; increased financial leverage; our dependence on our subsidiaries for cash flow; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors Affecting Future Performance" section of our Annual Report on Form 10-K for the year ended December 31, 2003. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.


                 PTEK HOLDINGS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
          THREE  AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003
           (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)



                       Three Months Ended         Six Months ended
                   ------------------------- -------------------------
                     June 30,     June 30,     June 30,     June 30,
                      2004         2003         2004         2003
                   ------------ ------------ ------------ ------------
                    (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)

REVENUES              $111,553      $94,851     $216,907     $184,071

OPERATING EXPENSES:
Cost of revenues
 (exclusive of
 depreciation shown
 separately below)      36,746       32,934       72,616       63,606
Selling and
 marketing              28,695       26,845       55,616       51,109
General and
 administrative         15,990       13,548       31,070       27,044
Research and
 development             2,925        2,178        5,431        4,182
Depreciation             6,257        5,740       12,834       11,273
Amortization             2,058        1,416        3,812        3,415
Equity based
 compensation            1,332          541        2,278        1,125
                   ------------ ------------ ------------ ------------
Total operating
 expenses               94,003       83,202      183,657      161,754
                   ------------ ------------ ------------ ------------

OPERATING INCOME        17,550       11,649       33,250       22,317
                   ------------ ------------ ------------ ------------

OTHER INCOME
 (EXPENSE):
Interest expense        (1,530)      (2,453)      (3,150)      (5,262)
Interest income            181          197          348          441
Debt conversion
 costs                 (17,027)           -      (17,027)           -
Gain (Loss) on sale
 of marketable
 securities                  -          501          (87)         501
Gain on repurchase
 of bonds                    -        1,397            -        1,397
Other, net                 813          126          829          407
                   ------------ ------------ ------------ ------------
Total other income
 (expense)             (17,563)        (232)     (19,087)      (2,516)
                   ------------ ------------ ------------ ------------

(LOSS) INCOME FROM
 CONTINUING
 OPERATIONS BEFORE
 INCOME TAXES              (13)      11,417       14,163       19,801
INCOME TAX EXPENSE          27        4,663        5,484        8,268

                   ------------ ------------ ------------ ------------
(LOSS) INCOME FROM
 CONTINUING
 OPERATIONS               $(40)      $6,754       $8,679      $11,533
                   ============ ============ ============ ============

DISCONTINUED
 OPERATIONS:
Gain (loss) from
 operations from
 Voicecom                1,956         (132)       1,956         (132)
Income tax expense
 (benefit)                 761          (51)         761          (51)
                   ------------ ------------ ------------ ------------
Gain (Loss) on
 discontinued
 operations              1,195          (81)       1,195          (81)
                   ------------ ------------ ------------ ------------

NET INCOME              $1,155       $6,673       $9,874      $11,452
                   ============ ============ ============ ============

BASIC EARNINGS PER
 SHARE:
(Loss) Income from
 continuing
 operations               $(40)      $6,754       $8,679      $11,533
Net Income              $1,155       $6,673       $9,874      $11,452

BASIC WEIGHTED
 AVERAGE SHARES
 OUTSTANDING:           59,426       53,168       57,776       52,591
                   ============ ============ ============ ============

Basic earnings per
 share:
Continuing
 operations             $(0.00)       $0.13        $0.15        $0.22
Discontinued
 operations              $0.02       $(0.00)       $0.02       $(0.00)
                   ------------ ------------ ------------ ------------
Net Income               $0.02        $0.13        $0.17        $0.22
                   ============ ============ ============ ============

DILUTED EARNINGS
 PER SHARE:

Income from
 continuing
 operations for
 purposes of
 computing diluted
 net income per
 share                    $582       $6,754      $10,064      $11,533
Net Income for
 purposes of
 computing diluted
 net income per
 share                  $1,778       $6,673      $11,259      $11,452

DILUTED WEIGHTED
 AVERAGE SHARES
 OUTSTANDING:           72,278       55,817       71,756       54,954
                   ============ ============ ============ ============

Diluted earnings
 per share:
Continuing
 operations              $0.01        $0.12        $0.14        $0.21
Discontinued
 operations              $0.01       $(0.00)       $0.02       $(0.00)
                   ------------ ------------ ------------ ------------
Net Income               $0.02        $0.12        $0.16        $0.21
                   ============ ============ ============ ============




                 PTEK HOLDINGS, INC AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                 JUNE 30, 2004 AND DECEMBER 31, 2003
                  (IN THOUSANDS, EXCEPT SHARE DATA)



                                                 June 30,    Dec. 31,
                                                   2004       2003
                                                ----------- ----------
                                                (unaudited)
ASSETS
CURRENT ASSETS
Cash and equivalents                               $18,877    $23,946
Marketable securities, available for sale              231        575
Accounts receivable (less allowances of
        $4,795 and $4,451, respectively)            63,979     57,760
Prepaid expenses and other                           7,671      6,348
Deferred income taxes, net                          20,177     20,938
                                                ----------- ----------
Total current assets                               110,935    109,567

PROPERTY AND EQUIPMENT, NET                         64,592     63,563

OTHER ASSETS
Goodwill                                           141,868    123,066
Intangibles, net                                    28,735     24,553
Deferred income taxes, net                           8,077     10,521
Notes receivable - employees                         2,156      1,808
Other assets                                         3,849      6,219
                                                ----------- ----------
                                                  $360,212   $339,297
                                                =========== ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable                                   $38,320    $36,621
Accrued taxes                                        9,624     10,984
Accrued expenses                                    33,192     33,891
Current maturities of long term debt                15,000     15,000
Accrued restructuring costs                          1,742      4,445
                                                ----------- ----------
Total current liabilities                           97,878    100,941
                                                ----------- ----------

LONG-TERM LIABILITIES
Convertible subordinated notes                           -     85,000
Long-term debt                                      20,900      5,000
Other accrued expenses                               9,778     14,638
                                                ----------- ----------
Total long term liabilities                         30,678    104,638
                                                ----------- ----------

SHAREHOLDERS' EQUITY
Common stock $0.01 par value; 150,000,000 shares
 authorized, 71,044,625 and 57,289,895 shares
 issued in 2004 and 2003 and 71,044,625 and
 57,289,895 shares outstanding in 2004 and 2003,
 respectively                                          709        572
Unrealized gain on marketable securities                (8)      (110)
Additional paid-in capital                         689,661    602,452
Unearned restricted stock compensation                (406)      (813)
Note receivable, shareholder                        (5,503)    (5,343)
Cumulative translation adjustment                     (138)      (507)
Accumulated deficit                               (452,659)  (462,533)
                                                ----------- ----------
Total shareholders' equity                         231,656    133,718
                                                ----------- ----------
                                                  $360,212   $339,297
                                                =========== ==========




                 PTEK HOLDINGS, INC AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS
               SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                      (UNAUDITED, IN THOUSANDS)



                                                        2004     2003
                                                     -------- --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                           9,874   11,452
 Adjustments to reconcile net income to net cash provided by operating activities:
  (Gain) loss on discontinued operations              (1,195)      81
  Debt conversion costs                               17,027        -
  Depreciation                                        12,834   11,273
  Amortization                                         3,812    3,415
  Amortization of deferred financing costs               434        -
  Loss (gain) on sale of marketable securities,
   available for sale                                     87     (501)
  Gain on repurchase of bonds                              -   (1,397)
  Deferred income taxes                                1,679    5,429
  Gain on note receivable                               (423)       -
  Restructuring costs, net                            (2,974)    (549)
  Payments for discontinued operations                (1,142)    (293)
  Equity based compensation                            2,278    1,125
  Changes in assets and liabilities:
    Accounts receivable, net                          (3,621)  (4,784)
    Prepaid expenses and other current assets         (3,024)   3,280
    Accounts payable and accrued expenses             (5,011)  (8,705)
                                                     -------- --------
         Total adjustments                            20,761    8,374
                                                     -------- --------
         Total cash provided by operating activities  30,635   19,826
                                                     -------- --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                               (12,119)  (7,124)
  Business acquisitions                              (28,552)  (6,782)
  Increase in restricted cash for acquisitions             -   (4,688)
  Sale of marketable securities                          422      541
  Proceeds from note receivable                        1,600        -
                                                     -------- --------
         Net cash used in investing activities       (38,649) (18,053)
                                                     -------- --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Principal proceeds (payments) under borrowing
   arrangements                                       15,900  (40,093)
  Make whole interest payment - convertible notes    (16,255)       -
  Purchase of treasury stock, at cost                 (4,495)    (627)
  Exercise of stock options                            8,218      363
                                                     -------- --------
         Total cash provided by (used in) financing
          activities                                   3,368  (40,357)
                                                     -------- --------

Effect of exchange rate changes on cash and
 equivalents                                            (423)     260
                                                     -------- --------
NET DECREASE IN CASH AND EQUIVALENTS                  (5,069) (38,324)
                                                     -------- --------
CASH AND EQUIVALENTS, beginning of period            $23,946  $68,777
                                                     -------- --------
CASH AND EQUIVALENTS, end of period                  $18,877  $30,453
                                                     ======== ========




                 PTEK HOLDINGS, INC AND SUBSIDIARIES
            RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
           (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                    Three      Six
                                                    Months    Months
                                                    Ended      Ended
                                                   June 30,   June 30,
                                                     2004       2004
                                                  ---------- ---------
Normalized Income from continuing operations (1)
Income from continuing operations for purposes of
 computing diluted income per share                    $582   $10,064
Debt conversion costs  (tax effected at 38.9%)       10,403    10,403
                                                  ---------- ---------
Normalized income from continuing operations         10,985    20,467
                                                  ---------- ---------

Normalized Diluted EPS (1)
From continuing operations                            $0.01     $0.14
Debt conversion costs  (tax effected at 38.9%)        $0.14     $0.15
                                                  ---------- ---------
Normalized income from continuing operations          $0.15     $0.29



(1) Normalized income from continuing operations and normalized diluted EPS are non-GAAP financial measures. Management believes that these measures provide useful information regarding underlying trends in our continuing operations by excluding non-recurring items that are unrelated to our ongoing operations.

    CONTACT: Ptek Holdings, Inc., Atlanta
             Investor Calls
             Sean O'Brien, 404-262-8462